EXHIBIT 99

For additional information, contact:
T. Heath Fountain
Senior Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS FOURTH QUARTER NET INCOME
OF $922,000 OR $0.11 PER DILUTED SHARE

ALBANY, Ga. (February 7, 2011) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced improved financial results for the fourth quarter and year ended December 31, 2010.

The Company's net income for the fourth quarter totaled $922,000 or $0.11 per diluted share compared with the prior year's fourth quarter net loss of $1.7 million or $0.21 per diluted share.  For the year ended December 31, 2010, the Company's net income increased to $1.4 million or $0.17 per diluted share compared with a net loss of $1.7 million or $0.20 per diluted share in the year-earlier period.

Several special items were included in the Company's results for the fourth quarter and year ended December 31, 2010 and 2009, which obscured the Company's underlying performance.  In the fourth quarter of 2010, the Company recorded a $2.7 million bargain purchase gain based on the fair market valuation report on its December 2009 acquisition of The Tattnall Bank, which was completed by an independent third party valuation firm.  In addition, the Company received approximately $0.9 million of life insurance proceeds on a former key employee.  Results for 2010 also included a $1.0 million pre-tax charge taken in the third quarter to write-off an intangible asset related to the elimination of restrictions on interstate banking in the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Additionally, in the fourth quarter of 2009 the Company recorded an impairment loss of $0.5 million on premise held for sale.  Excluding these special items, the net loss for the fourth quarter of 2010 was $1.6 million or $0.19 per diluted share compared with a net loss for 2009 of $2.0 million or $0.24 per diluted share for the year-earlier quarter, and the net loss for 2010 was $434,000 or $0.06 per diluted share compared with a net loss for 2009 of $2.0 million or $0.23 per diluted share (see reconciliation of net income and net income per diluted share to these non-GAAP amounts later in this release).

Other financial highlights of the fourth quarter included significant growth in total loans and deposits as the Company continued to capitalize on its entry into new markets with the acquisition of eight branch locations since December 2009 in South Georgia and North Central Florida as well as with the Company's de novo entry into the Valdosta, Georgia, market.  This expansion has provided the Company with opportunities for follow-on organic growth in these new markets, particularly Statesboro and Valdosta, enabling the Company to increase its loan portfolio to $419.0 million at December 31, 2010, up 25% from $334.1 million at December 31, 2009.  Likewise, the Company has enjoyed significant deposit growth during the past year, with deposits increasing 25% to $534.2 million at December 31, 2010, from $426.6 million at December 31, 2009.  Also, in the fourth quarter of 2010, the Company completed its conversion to a fully public stock holding company with a successful second-step offering, which increased total stockholders' equity to $119.3 million at December 31, 2010, versus $60.8 million at the end of 2009.

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HBOS Reports Fourth Quarter 2010 Results

February 7, 2011

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer of Heritage Financial Group, said, "The past year has been a remarkable period of growth for our company, one marked by accelerated and successful expansion into many attractive and strategically important growth markets.  In little more than a year, we have significantly expanded our footprint, more than doubled our banking locations, and have firmly positioned HeritageBank of the South to serve a growing customer base.  More importantly, because of our solid reputation, we have been able to attract talented and experienced bankers with strong local ties to these new markets to lead our expansion efforts.  At the same time, we have continued to expand the services we offer, most notably with the recent opening of new mortgage production offices in Valdosta and McDonough, Georgia, and a retail brokerage operation in Statesboro, Georgia, further enhancing our capabilities as a full-service financial services provider.

"Of course, the Company's solid capital base has positioned us favorably to take advantage of these opportunities," Dorminey continued.  "Our firm capital position during the past year also enabled us to maintain and increase our cash dividends to stockholders at a time when many financial institutions in capital preservation mode were reducing or eliminating dividends.  Now, strengthened further by the completion of our second-step offering, we remain watchful for emerging growth opportunities created by a shifting banking landscape, and we look forward to building our presence across our markets with unmatched service, extraordinary bankers, and uncommon financial strength."

In November 2010, the Company completed the conversion of Heritage MHC to full stock form and through the related offering Heritage Financial Group, Inc. became the successor company to Heritage Financial Group and the parent holding company for HeritageBank of the South.  In the conversion and offering, the Company sold 6,591,756 shares of common stock at $10.00 per share, including 327,677 shares purchased by the Bank's Employee Stock Ownership Plan, for gross proceeds of approximately $65.9 million.  Already significantly above the level required to be considered "well-capitalized" under regulatory standards, the Company's capital at the end of the fourth quarter was strengthened further by the capital raise.  The Company's total risk-based capital ratio at December 31, 2010, was 26.4%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 15.5% as of December 31, 2010 (see reconciliation of GAAP and non-GAAP capital measures later in this release).

In consideration of its expanded stockholder base and to better align the payment of cash dividends with the Board of Directors' quarterly performance review, the Company will adopt a new schedule for quarterly dividend payments in 2011.  Accordingly, the Company expects to declare its next cash dividend in February 2011 and quarterly thereafter, subject to regulatory approval and the Board's customary review of operations, investment opportunities and other pertinent considerations.

Net interest income for the fourth quarter increased 52% to $6.0 million from $3.9 million in the year-earlier quarter, primarily reflecting a higher level of interest-earning assets as reduced funding costs offset lower loan yields.  The Company's net interest margin increased 16 basis points to 3.88% in the fourth quarter of 2010 from 3.72% in the year-earlier period and increased 31 basis points on a linked-quarter basis from 3.57% in the third quarter of 2010.  Net interest income for 2010 increased 38% to $20.2 million from $14.6 million for the year-earlier period, again primarily reflecting a higher level of interest-earning assets.  The Company's net interest margin was 3.66% for 2010, an increase of 17 basis points from 3.49% in the comparable period last year.

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HBOS Reports Fourth Quarter 2010 Results

February 7, 2011

Total nonperforming loans and nonperforming assets were $9.9 million and $13.8 million, respectively, at December 31, 2010, down from $12.2 million and $15.0 million, respectively, at September 30, 2010, but up from $8.5 million and $10.3 million, respectively, at December 31, 2009.  Nonperforming loans to total loans declined during the fourth quarter versus the third quarter of 2010, falling to 2.37% as of December 31, 2010, versus 2.95% as of September 30, 2010, and 2.53% at December 31, 2009.  The decline in the levels of nonperforming loans and assets at December 31, 2010, primarily reflected migration of loans to foreclosure status and increased charge-off activity as the Company continued to aggressively confront credit quality issues in its loan portfolio.  Net charge-offs to average outstanding loans in the total portfolio, on an annualized basis, were 1.75% for the fourth quarter of 2010 versus 0.45% for the third quarter of 2010 and 7.42% in the year-earlier period, with the latter reflecting additional provisioning and write-off related to a single nonperforming loan on raw land in Atlanta, Georgia. The Company continues to reduce its exposure to acquisition, construction and development loans, which were 6% of its core portfolio at December 31, 2010, from 9% at the end of the fourth quarter of 2009.  Management believes that nonperforming assets and net charge-offs will likely remain at elevated levels, at least in the near term, because of the continued weakness in the economy.

On a linked-quarter basis, the Company increased its provision for loan losses to $3.4 million for the fourth quarter of 2010 from $1.0 million in the third quarter of 2010, reflecting increased charge-offs during the fourth quarter of 2010 as well as general growth of the loan portfolio.  The fourth quarter provision was down from $3.7 million in the year-earlier quarter, the majority of which resulted of an additional $2.0 million loan loss provision related to the disposition of a single nonperforming loan.  For 2010, the provision for loan losses was $5.5 million versus $7.5 million for 2009.  At December 31, 2010, the allowance for loan losses represented 1.93% of total loans outstanding versus 1.58% of total loans outstanding at September 30, 2010, and 1.81% of total loans outstanding at December 31, 2009.

Noninterest income for the fourth quarter of 2010, excluding the aforementioned bargain purchase gain and the receipt of life insurance proceeds, increased 40% to $2.6 million from $1.9 million in the prior-year quarter.  This increase reflected higher service charges, fees and commissions, brokerage fees and mortgage origination fees associated with both organic growth and the acquisition of eight branch offices since December 2009.  Noninterest income for 2010, excluding special items, increased 14% to $8.8 million from $7.8 million in the year-earlier period, as higher service charges, fees and commissions, brokerage fees and mortgage origination fees were offset partially by lower gains on the sale of securities in 2010.

Noninterest expense for the fourth quarter of 2010, excluding special items, increased 69% to $7.5 million from $4.5 million in the fourth quarter of 2009 and primarily reflected the addition of personnel and occupancy expenses associated with eight acquired branch offices since December 2009, as well as those related to the opening of a de novo branch in Valdosta.  Noninterest expense for 2010, excluding special items, rose 41% to $25.0 million compared with $17.8 million for the year-earlier period.  The Company's efficiency ratio was 61.85% and 79.79%, respectively, for the fourth quarter and year ended December 31, 2010, versus 85.93% and 81.59%, respectively, for the year-earlier periods.

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HBOS Reports Fourth Quarter 2010 Results

February 7, 2011

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 16 full-service branch locations and two mortgage production offices.  As of December 31, 2010, the Company reported total assets of approximately $755.4 million and total stockholders' equity of approximately $119.4 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions.  Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

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HBOS Reports Fourth Quarter 2010 Results

February 7, 2011

HERITAGE FINANCIAL GROUP
Unaudited Reconciliation of Net Income to Adjusted Net Income
 (In thousands, except per share amounts)

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Total noninterest income	$6,238	$1,858	$12,484	$7,788
Bargain purchase gain	(2,722)	--	(2,722)	--
Life insurance proceeds	(916)	--	(916)	--
Adjusted noninterest income	$2,600	$1,858	$8,846	$7,788

Total noninterest expense	$7,540	$4,967	$26,050	$18,271
Impairment of intangible asset (Florida bank charter)	--	--	(1,000)	--
Impairment loss on premise held for sale	--	(502)	--	(502)
Adjusted noninterest expense	$7,540	$4,465	$25,050	$17,769

Net income (loss) as reported	$922	$(1,735)	$1,406	$(1,652)
Bargain purchase gain, net of tax	(1,633)	--	(1,633)	--
Life insurance proceeds, net of tax	(916)	--	(916)	--
Impairment of intangible asset, net of tax	--	--	709	--
Impairment loss on premise held for sale, net of tax	--	(301)	--	(301)
Adjusted loss	$(1,627)	$(2,038)	$(434)	$(1,953)
Diluted earnings (loss) per share	$0.11	$(0.21)	$0.17	$(0.20)
Bargain purchase gain, net of tax	(0.19)	--	(0.19)	--
Life insurance proceeds, net of tax	(0.11)	--	(0.11)	--
Impairment of intangible asset, net of tax	--	--	0.07	--
Impairment loss on premise held for sale, net of tax	--	(0.03)	--	(0.03)
Adjusted loss per diluted share	$(0.19)	$(0.24)	$(0.06)	$(0.23)

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

-MORE-

HBOS Reports Fourth Quarter 2010 Results

February 7, 2011

Reconciliation of Stockholders' Equity and Total Assets to Tangible Common Equity
and Tangible Assets, Including Calculation of Tangible Common Equity Ratio (Unaudited)
(Dollars in thousands)

	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009
Total stockholders' equity	$119,340	$63,085	$60,817
Less intangible assets	2,912	1,489	1,571
Tangible common equity	$116,428	$61,596	$59,246

Total assets	$755,436	$683,324	$571,948
Less intangible assets	2,912	1,489	1,571
Tangible assets	$752,524	$681,835	$570,377

Total stockholders' equity to total assets	15.8%	9.2%	10.6%
Tangible common equity to tangible assets	15.5%	9.0%	10.4%

Total Stockholders' Equity and Total Assets are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Tangible Common Equity and Tangible Assets are non-GAAP financial measures.  The Company provides these balances and resulting Tangible Common Equity Ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

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HBOS Reports Fourth Quarter 2010 Results

February 7, 2011

Unaudited Financial Highlights
(In thousands, except per share amounts)

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Interest income	$7,740	$5,836	$28,439	$23,401
Interest expense	1,787	1,914	8,274	8,794
Net interest income	5,953	3,922	20,165	14,607
Provision for loan losses	3,400	3,700	5,500	7,500
Net interest income after provision for loan losses	2,553	222	14,665	7,107
Noninterest income	6,238	1,858	12,484	7,788
Noninterest expense	7,540	4,967	26,050	18,271
Income (loss) before income taxes	1,251	(2,887)	1,099	(3,376)
Income tax (benefit) expense	329	(1,150)	(307)	(1,724)
Net income (loss)	$922	$(1,737)	$1,406	$(1,652)
Net income (loss) per share:
Basic	$0.11	$(0.21)	$0.17	$(0.20)
Diluted	$0.11	$(0.21)	$0.17	$(0.20)
Weighted average shares outstanding:
Basic	8,485	8,443	8,450	8,423
Diluted	8,486	8,443	8,451	8,423
Dividends declared per share	$0.11	$0.10	$0.43	$0.38

	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009
Total assets	$755,436	$683,324	$571,948
Cash and cash equivalents	28,803	33,275	14,922
Interest-bearing deposits in banks	10,911	10,579	43,236
Securities available for sale	238,377	161,798	120,527
Loans	418,997	413,980	334,138
Allowance for loan losses	8,101	6,534	6,060
Total deposits	534,243	535,392	426,606
Federal Home Loan Bank advances	62,500	42,500	42,500
Stockholders' equity	119,340	63,085	60,817

Prior-period share and per share data have been adjusted throughout this press release to reflect the 0.8377:1 conversion ratio used in conjunction with the completion of the Company's second-step offering on November 30, 2010.

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Heritage Financial Group, Inc.	Page 1 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Income Statement Data
Interest income
Loans	$6,584	$4,834	$23,810	$18,555
Securities - taxable	923	683	3,495	3,604
Securities - nontaxable	211	292	960	1,174
Federal funds sold	7	14	45	54
Interest bearing deposits in banks	15	13	129	14
Total interest income	7,740	5,836	28,439	23,401
Interest expense
Deposits	1,092	1,422	5,759	6,472
Other borrowings	695	492	2,515	2,322
Total interest expense	1,787	1,914	8,274	8,794
Net interest income	5,953	3,922	20,165	14,607
Provision for loan losses	3,400	3,700	5,500	7,500
Net interest income after provision for loan losses	2,553	222	14,665	7,107
Non-interest income
Service charges on deposit accounts	1,194	951	4,113	3,547
Other service charges, fees & commissions	553	345	2,064	1,406
Brokerage fees	337	252	1,070	914
Mortgage origination fees	270	69	607	345
Bank owned life insurance	151	156	610	621
Life insurance proceeds	916	-	916	-
Gain (loss) on sale of securities	63	73	294	909
Bargain purchase gain	2,722	-	2,722	-
Other	32	12	88	46
Total non-interest income	6,238	1,858	12,484	7,788
Non-interest expense
Salaries and employee benefits	3,691	2,179	12,676	8,899
Equipment	320	225	1,131	985
Occupancy	452	297	1,511	1,198
Advertising & marketing	183	94	593	439
Legal & accounting	176	103	616	493
Consulting & other professional fees	156	75	364	297
Director fees & retirement	144	93	564	553
Telecommunications	213	70	517	239
Supplies	99	46	351	177
Data processing fees	594	461	2,190	1,606
(Gain) loss on sale and write-downs of other real estate owned	326	38	(17)	422
Foreclosed asset expenses	234	85	1,013	257
FDIC insurance and other regulatory fees	242	371	923	872
Impairment loss of premise held for sale	-	502	-	502
Impairment loss on intangible assets	-	-	1,000	-
Other operating	710	328	2,618	1,332
Total non-interest expense	7,540	4,967	26,050	18,271
Income before taxes	1,251	(2,887)	1,099	(3,376)
Applicable income tax (benefit)	329	(1,150)	(307)	(1,724)
Net income (loss)	$922	$(1,737)	$1,406	$(1,652)

Weighted average shares - basic	8,485	8,443	8,450	8,423
Weighted average shares - diluted	8,486	8,443	8,451	8,423

Basic earnings (loss) per share	$0.11	$(0.21)	$0.17	$(0.20)
Diluted earnings (loss) per share	0.11	(0.21)	0.17	(0.20)
Cash dividend declared per share	0.11	0.10	0.43	0.38

Heritage Financial Group, Inc.	Page 2 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Year Ended
	December 31,
Balance Sheet Data (at period end)
Total loans	$418,997	$334,138
Allowance for loan losses	8,101	6,060
Intangible assets	2,912	1,571
Total assets	755,436	571,948
Non-interest bearing deposits	44,769	28,882
Interest bearing deposits	489,474	397,724
Federal home loan bank advances	62,500	42,500
Federal funds purchased and securities		-
sold under agreement to repurchase	32,421	32,843
Stockholders' equity	119,340	60,817
		-
Total shares outstanding	8,711	9,593
Less treasury shares	-	873
Net shares outstanding	8,711	8,720

Shares held by Heritage, MHC	-	6,592
Unearned ESOP shares	492	203

Book value per share	$14.52	$7.14
Tangible book value per share (non-GAAP)	14.17	6.96
Market value per share	12.42	8.65

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Average Balance Sheet Data
Average interest bearing deposits in banks	$10,910	$5,954	$26,075	$1,927
Average federal funds sold	11,181	21,607	17,472	21,102
Average investment securities	179,682	103,410	142,301	114,337
Average loans	419,572	305,694	379,461	299,390
Average mortgage loans held for sale	315	-	235	-
Average earning assets	621,660	436,665	565,544	436,756
Average assets	712,689	494,889	644,212	491,272
Average noninterest bearing deposits	49,612	23,208	41,446	20,875
Average interest bearing deposits	491,903	325,547	449,676	313,445
Average total deposits	541,515	348,755	491,122	334,320
Average federal funds purchased and securities
sold under agreement to repurchase	35,234	33,827	34,097	40,113
Average Federal Home Loan Bank advances	44,435	42,572	42,984	47,268
Average interest bearing liabilities	571,572	401,946	526,757	400,826
Average stockholders' equity	83,154	63,067	67,383	63,084

Performance Ratios
Annualized return on average assets	0.52%	-1.40%	0.22%	-0.34%
Annualized return on average equity	4.44%	-11.02%	2.09%	-2.62%
Net interest margin	3.88%	3.72%	3.66%	3.49%
Net interest spread	3.78%	3.57%	3.55%	3.31%
Efficiency ratio	61.85%	85.93%	79.79%	81.59%

Capital Ratios
Average stockholders' equity to average assets	11.67%	12.74%	10.46%	12.84%
Tangible equity to tangible assets (non-GAAP)	15.47%	10.39%	15.47%	10.39%
Tier 1 leverage ratio	16.1%	12.4%	16.1%	12.4%
Tier 1 risk-based capital ratio	25.1%	15.5%	25.1%	15.5%
Total risk-based capital ratio	26.4%	16.8%	26.4%	16.8%

Other Information
Full-time equivalent employees	217	134	217	134
Number of full-service offices	16	10	16	10

Heritage Financial Group, Inc.	Page 3 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Income Statement Data
Interest income
Loans	$4,834	$5,320	$5,763	$6,142	$6,584
Securities - taxable	682	776	790	1,006	923
Securities - nontaxable	292	298	239	212	211
Federal funds sold	14	9	18	11	7
Interest bearing deposits in banks	13	44	45	25	15
Total interest income	5,835	6,447	6,855	7,396	7,740
Interest expense
Deposits	1,422	1,524	1,512	1,631	1,092
Other borrowings	492	513	647	659	695
Total interest expense	1,914	2,037	2,159	2,290	1,787
Net interest income	3,921	4,410	4,696	5,106	5,953
Provision for loan losses	3,700	500	650	950	3,400
Net interest income after provision for loan losses	221	3,910	4,046	4,156	2,553
Non-interest income
Service charges on deposit accounts	950	824	982	1,112	1,194
Other service charges, fees & commissions	345	403	466	643	553
Brokerage fees	252	222	257	253	337
Mortgage origination fees	68	38	71	227	270
Bank owned life insurance	156	152	154	153	151
Life insurance proceeds	-	-	-	-	916
Gain (loss) on sale of securities	73	152	8	71	63
Bargain purchase gain	-	-	-	-	2,722
Other	15	21	17	19	32
Total non-interest income	1,859	1,812	1,955	2,478	6,238
Non-interest expense
Salaries and employee benefits	2,177	2,565	2,974	3,446	3,691
Equipment	225	255	252	304	320
Occupancy	297	306	329	424	452
Advertising & marketing	94	120	124	166	183
Legal & accounting	102	149	179	112	176
Consulting & other professional fees	74	71	66	71	156
Director fees & retirement	92	139	139	142	144
Telecommunications	70	69	103	132	213
Supplies	47	58	96	98	99
Data processing fees	461	481	511	604	594
(Gain) loss on sale and write-downs of other real estate owned	38	(231)	(112)	-	326
Foreclosed asset expenses	86	171	427	181	234
FDIC insurance and other regulatory fees	371	170	228	283	242
Impairment loss on premises held for sale	502	-	-	-	-
Impairment loss on intangible assets	-	-	-	1,000	-
Other operating	328	382	710	816	710
Total non-interest expense	4,964	4,705	6,026	7,779	7,540
Income (loss) before taxes	(2,884)	1,017	(25)	(1,145)	1,251
Applicable income tax (benefit)	(1,148)	219	(153)	(702)	329
Net income (loss)	$(1,736)	$798	$128	$(443)	$922

Weighted average shares - basic	8,421	8,445	8,469	8,493	8,485
Weighted average shares - diluted	8,421	8,445	8,471	8,495	8,486

Basic earnings (loss) per share	$(0.21)	$0.09	$0.02	$(0.05)	$0.11
Diluted earnings (loss) per share	(0.21)	0.09	0.02	(0.05)	0.11
Cash dividend declared per share	0.10	0.11	0.11	0.11	0.11

Heritage Financial Group, Inc.	Page 4 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Balance Sheet Data (at period end)
Total loans	$334,138	$342,495	$388,737	$413,980	$418,997
Allowance for loan losses	6,060	5,816	6,027	6,534	8,101
Intangible assets	1,571	1,540	2,604	1,489	2,912
Total assets	571,948	574,363	661,876	683,324	755,436
Non-interest bearing deposits	28,882	28,375	46,221	48,014	44,769
Interest bearing deposits	397,724	400,028	469,491	487,378	489,474
Federal home loan bank advances	42,500	42,500	42,500	42,500	62,500
Federal funds purchased and securities sold under agreement to repurchase	32,843	32,778	33,954	35,092	32,421
Stockholders' equity	60,817	61,615	62,359	63,085	119,340

Total shares outstanding	9,595	9,595	9,595	9,595	8,711
Less treasury shares	884	884	885	885	-
Net shares outstanding	8,711	8,711	8,710	8,710	8,711

Unearned ESOP shares	203	194	184	175	492

Book value per share	$7.15	$7.23	$7.31	$7.39	$14.52
Tangible book value per share (non-GAAP)	6.96	7.05	7.01	7.22	14.17
Market value per share	8.65	14.42	12.92	10.05	12.42

	Five Quarter Comparison
	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Average Balance Sheet Data
Average interest bearing deposits in banks	$5,954	$33,419	$37,193	$31,130	$10,910
Average federal funds sold	21,607	14,002	20,693	19,569	11,181
Average investment securities	103,410	117,578	115,370	129,841	179,682
Average loans	305,694	336,801	350,438	366,091	419,572
Average earning assets	436,665	501,800	523,694	546,631	621,345
Average assets	494,889	569,898	593,696	621,386	712,689
Average noninterest bearing deposits	23,208	29,171	33,957	38,724	49,612
Average interest bearing deposits	325,547	395,033	413,008	435,600	491,903
Average total deposits	348,755	424,204	446,965	474,324	541,515
Average federal funds purchased and securities sold under agreement to repurchase	33,827	33,048	33,273	33,718	35,234
Average Federal Home Loan Bank advances	42,572	42,500	42,500	42,500	44,435
Average interest bearing liabilities	401,946	470,581	488,781	511,818	571,572
Average stockholders' equity	63,067	61,145	61,699	62,126	83,154

Performance Ratios
Annualized return on average assets	-1.40%	0.56%	0.62%	-0.29%	0.52%
Annualized return on average equity	-7.28%	5.22%	6.00%	-2.85%	4.44%
Net interest margin	3.72%	3.68%	3.61%	3.57%	3.88%
Net interest spread	3.57%	3.57%	3.50%	3.46%	3.78%
Efficiency ratio	85.88%	75.62%	83.36%	102.57%	61.85%

Capital Ratios
Average stockholders' equity to average assets	12.7%	10.7%	10.4%	10.0%	11.7%
Tangible equity to tangible assets (non-GAAP)	10.4%	10.5%	9.2%	9.0%	15.5%
Tier 1 leverage ratio	11.2%	9.3%	9.3%	8.7%	16.1%
Tier 1 risk-based capital ratio	14.2%	14.0%	14.0%	13.4%	25.1%
Total risk-based capital ratio	15.5%	15.3%	15.3%	14.7%	26.4%

Other Information
Full-time equivalent employees	134	139	194	206	217
Number of full-service offices	10	10	16	16	16

Heritage Financial Group, Inc.	Page 5 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Fourth Quarter Ended		Year Ended
Total Portfolio	December 31,		December 31,
	2010	2009	2010	2009
Loans by Type
Construction and land loans	$24,522	$30,881	$24,522	$30,881
Farmland loans	19,314	15,129	19,314	15,129
Permanent 1 - 4	135,180	85,614	135,180	85,614
Permanent 1 - 4 - junior liens and revolving	26,424	24,459	26,424	24,459
Multifamily	13,612	12,153	13,612	12,153
Nonresidential	115,424	79,334	115,424	79,334
Commercial business loans	54,558	48,101	54,558	48,101
Consumer and other loans	29,963	38,467	29,963	38,467
	418,997	334,138	418,997	334,138

Asset Quality Data
Allowance for loan losses to total loans	1.93%	1.81%	1.93%	1.81%
Allowance for loan losses to average loans	1.93%	1.98%	2.13%	2.02%
Allowance for loan losses to non-performing loans	81.47%	42.63%	81.47%	42.63%
Accruing past due loans	$2,499	$1,277	$2,499	$1,277
Nonaccrual loans	9,944	12,990	9,944	12,990
Loans - 90 days past due & still accruing	-	-	-	-
Total non-performing loans	9,944	14,216	9,944	14,216
OREO and repossessed assets	3,889	1,503	3,889	1,503
Total non-performing assets	13,833	15,719	13,833	15,719
Non-performing loans to total loans	2.37%	2.66%	2.37%	4.25%
Non-performing assets to total assets	1.83%	1.63%	1.83%	2.75%
Net charge-offs to average loans (annualized)	1.75%	7.57%	0.91%	2.85%
Net charge-offs	$1,833	$5,667	$3,459	$6,390

	Five Quarter Comparison
	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Loans by Type
Construction and land loans	$30,881	$24,138	$25,326	$25,622	$24,522
Farmland loans	15,129	20,213	22,130	21,642	19,314
Permanent 1 - 4	85,614	92,122	114,614	129,002	135,180
Permanent 1 - 4 - junior liens and revolving	24,459	25,182	27,829	27,317	26,424
Multifamily	12,153	10,242	12,601	13,737	13,612
Nonresidential	79,334	88,283	103,755	112,163	115,424
Commercial business loans	48,101	47,014	47,728	51,292	54,558
Consumer and other loans	38,467	35,301	34,754	33,205	29,963
	334,138	342,495	388,737	413,980	418,997

Asset Quality Data
Allowance for loan losses to total loans	1.81%	1.70%	1.55%	1.58%	1.93%
Allowance for loan losses to average loans	1.98%	1.73%	1.66%	1.64%	1.93%
Allowance for loan losses to non-performing loans	71.61%	89.23%	80.21%	53.56%	81.47%
Accruing past due loans	$3,247	$1,810	$2,498	$899	$2,499
Nonaccrual loans	8,463	6,518	7,514	12,199	9,944
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	8,463	6,518	7,514	12,199	9,944
OREO and repossessed assets	1,795	3,567	3,019	2,787	3,889
Total non-performing assets	10,258	10,085	10,533	14,986	13,833
Non-performing loans to total loans	2.53%	1.90%	1.93%	2.95%	2.37%
Non-performing assets to total assets	1.79%	1.76%	1.59%	2.19%	1.83%
Net charge-offs to average loans (annualized)	7.42%	0.88%	0.48%	0.45%	1.75%
Net charge-offs	$5,667	$744	$439	$443	$1,833

Heritage Financial Group, Inc.	Page 6 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Fourth Quarter Ended		Year Ended
Core Portfolio	December 31,		December 31,
	2010	2009	2010	2009
Loans by Type
Construction and land loans	$22,426	$28,002	$22,426	$28,002
Farmland loans	11,775	9,013	11,775	9,013
Permanent 1 - 4	106,690	81,255	106,690	81,255
Permanent 1 - 4 - junior liens and revolving	20,909	17,313	20,909	17,313
Multifamily	10,770	11,650	10,770	11,650
Nonresidential	97,482	71,013	97,482	71,013
Commercial business loans	50,195	45,785	50,195	45,785
Consumer and other loans	25,274	34,981	25,274	34,981
	345,521	299,012	345,521	299,012

Asset Quality Data
Accruing past due loans	$1,596	$1,277	$1,596	$1,277
Nonaccrual loans	8,092	12,990	8,092	12,990
Loans - 90 days past due & still accruing	-	-	-	-
Total non-performing loans	8,092	12,990	8,092	12,990
OREO and repossessed assets	3,653	898	3,653	898
Total non-performing assets	11,745	13,888	11,745	13,888
Non-performing loans to total loans	2.34%	4.34%	2.34%	4.34%
Net charge-offs	$1,833	$5,667	$3,459	$6,390

	Five Quarter Comparison
	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Loans by Type
Construction and land loans	$28,002	$22,021	$22,030	$23,257	$22,426
Farmland loans	9,013	12,955	13,039	13,421	11,775
Permanent 1 - 4	81,255	87,552	89,888	96,709	106,690
Permanent 1 - 4 - junior liens and revolving	17,313	17,055	16,915	21,191	20,909
Multifamily	11,650	9,779	9,896	10,845	10,770
Nonresidential	71,013	80,887	80,436	95,854	97,482
Commercial business loans	45,785	44,440	42,903	42,377	50,195
Consumer and other loans	34,981	31,663	29,611	26,397	25,274
	299,012	306,352	304,718	330,051	345,521

Asset Quality Data
Accruing past due loans	$1,826	$1,300	$369	$641	$1,596
Nonaccrual loans	7,237	6,441	7,450	10,854	8,092
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,237	6,441	7,450	10,854	8,092
OREO and repossessed assets	1,190	3,253	2,782	2,551	3,653
Total non-performing assets	8,427	9,694	10,232	13,405	11,745
Non-performing loans to total loans, excluding purchased	2.42%	2.10%	2.44%	3.29%	2.34%
Net charge-offs	$5,667	$744	$1,184	$1,626	$3,459

Heritage Financial Group, Inc.	Page 7 of 7
Fourth Quarter 2010 Earnings Release Supplement
(Dollars in thousands)

	Fourth Quarter Ended		Year Ended
Purchased Portfolio	December 31,		December 31,
	2010	2009	2010	2009
Loans by Type
Construction and land loans	$2,096	$2,879	$2,096	$2,879
Farmland loans	7,539	6,116	7,539	6,116
Permanent 1 - 4	28,490	4,359	28,490	4,359
Permanent 1 - 4 - junior liens and revolving	5,515	7,146	5,515	7,146
Multifamily	2,842	503	2,842	503
Nonresidential	17,942	8,321	17,942	8,321
Commercial business loans	4,363	2,316	4,363	2,316
Consumer and other loans	4,689	3,486	4,689	3,486
	73,476	35,126	73,476	35,126

Asset Quality Data
Accruing past due loans	$903	$1,421	$903	$1,421
Nonaccrual loans	1,852	1,226	1,852	1,226
Loans - 90 days past due & still accruing	0	0	0	0
Total non-performing loans	1,852	1,226	1,852	1,226
OREO and repossessed assets	236	605	236	605
Total non-performing assets	2,088	1,831	2,088	1,831
Non-performing loans to total loans	2.52%	3.49%	2.52%	3.49%
Net charge-offs	-	-	-	-

	Five Quarter Comparison
	12/31/09	3/31/10	6/30/10	9/30/10	12/31/10
Loans by Type
Construction and land loans	$2,879	$2,117	$3,296	$2,365	$2,096
Farmland loans	6,116	7,258	9,091	8,221	7,539
Permanent 1 - 4	4,359	4,570	24,726	32,293	28,490
Permanent 1 - 4 - junior liens and revolving	7,146	8,127	10,914	6,126	5,515
Multifamily	503	463	2,705	2,892	2,842
Nonresidential	8,321	7,396	23,319	16,309	17,942
Commercial business loans	2,316	2,574	4,825	8,915	4,363
Consumer and other loans	3,486	3,638	5,143	6,808	4,689
	35,126	36,143	84,019	83,929	73,476

Asset Quality Data
Accruing past due loans	$1,421	$510	$2,129	$258	$903
Nonaccrual loans	1,226	77	64	1,345	1,852
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	1,226	77	64	1,345	1,852
OREO and repossessed assets	605	314	237	236	236
Total non-performing assets	1,831	391	301	1,581	2,088
Non-performing loans to total purchased loans	3.49%	0.21%	0.08%	1.60%	2.52%
Net charge-offs	-	-	-	-	-

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.
For non-GAAP measures see reconciliation to closest GAAP measures contained in this press release.
Prior-period share and per share data have been adjusted to reflect  the 0.8377:1 conversion ratio used in conjunction with the completion of the Company's second-step stock offering on November 30, 2010.
Core portfolio represents loans originated by the Company and participation loans.  Purchased loans represent loans purchased by the Company in branch and FDIC-assisted acquisitions.